Exhibit 10.7

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT is made as of July 3, 2017, by and among Gamida Cell Ltd., an Israeli company (the “Company”), and the Investors listed on Schedule A hereto (including any additional Investor that becomes a party to this Agreement following the date hereof in accordance with Section 5.9 hereof), each of which is referred to in this Agreement as an “Investor”.

RECITALS

WHEREAS, the Company and certain of the Investors are parties to that certain Series F Preferred Share Purchase Agreement dated June 18, 2017 (the “Investment Agreement”); and

WHEREAS, in order to induce the Company to enter into the Investment Agreement and to induce the aforesaid Investors to invest funds in the Company pursuant to the Investment Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of all Investors to cause the Company to register Ordinary Shares issuable to the Investors, and to receive certain information from the Company, and shall govern certain other matters as set forth in this Agreement; and

WHEREAS, the Company and certain of the Investors (the “Existing Investors”) are parties to that certain Second Amended and Restated Investors’ Rights Agreement dated as of September 1, 2014 (the “Prior Agreement”), and desire to amend, restate and terminate the Prior Agreement in its entirety and to accept the rights and obligations created pursuant to this Agreement, in lieu of the rights and obligations granted to them under the Prior Agreement; and

WHEREAS, (i) Section 5.6 of the Prior Agreement provides that the Prior Agreement may be amended by a written instrument signed by the Company and holders of at least a majority of the Registrable Securities then outstanding, except for the provisions set forth in Section 3 (Information Rights) which may be amended by the holders of at least 70% of the outstanding Registrable Securities (as defined under the Prior Agreement), and (ii) the Existing Investors who have executed and delivered this Agreement currently (as of immediately prior to the Closing under the Investment Agreement) hold such applicable simple and 70% majorities of such Registrable Securities.

NOW, THEREFORE, the parties hereby agree as follows:

1.	Definitions. For purposes of this Agreement:

1.1.          “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2.          “Damages” means any loss, damage, claim, cost, expense, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.3.          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.4.          “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a share option, share purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered.

1.5.          “Form F‑1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.6.          “Form F‑3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.7.          “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.8.          “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.9.          “IPO” shall have the meaning ascribed to it in the Company’s Articles of Association, as may be amended from time to time ("Articles").

1.10.        “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates and other Permitted Transferees, holds at least 0.5% of the voting power represented by the then issued and outstanding shares of the Company, on a Fully-Diluted Basis (as defined in the Articles).

1.11.        “Ordinary Shares” means Ordinary Shares of the Company, nominal value NIS 0.01 each.

1.12.        “Permitted Transferee” shall have the meaning set forth in the Articles.

1.13.        “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.14.        “Preferred Shares” means, collectively, Series A Preferred Shares of the Company, Series B Preferred Shares of the Company, Series C Preferred Shares of the Company, in each case, of nominal value NIS 0.01 each, and , Series D Preferred Shares, Series E Preferred Shares and Series F Preferred Shares.

1.15.        “Registrable Securities” means (i) the Ordinary Shares issued or issuable upon conversion of the Preferred Shares or upon the exercise of any warrants to purchase Ordinary Shares held by Novartis Pharma AG (hereinafter, "Novartis") on the date hereof; (ii) any Ordinary Shares issued or issuable (directly or indirectly) upon conversion and/or exercise of any other preferred shares or securities for preferred shares of the Company, held by the Investors on the date hereof or acquired by the Investors after the date hereof; and (iii) any Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 5.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement.

1.16.        “Registrable Securities then outstanding” means the number of shares determined by adding the number of outstanding Ordinary Shares that are Registrable Securities and the number of Ordinary Shares issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.17.        “SEC” means the Securities and Exchange Commission.

1.18.        “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.19.         “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.20.        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.21.        “Selling Expenses” means all underwriting discounts, selling commissions, and share transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder.

1.22.        "Series D Preferred Shares" - Series D Preferred Shares of the Company, nominal value NIS 0.01 each.

1.23.        "Series E Preferred Shares" - Series E-1 Preferred Shares and Series E-2 Preferred Shares of the Company, nominal value NIS 0.01 each.

1.24.        "Series F Preferred Shares" - Series F-1 Preferred Shares and Series F-2 Preferred Shares of the Company, nominal value NIS 0.01 each.

2.	Registration Rights. The Company covenants and agrees as follows:

2.1.          Demand Registration.

(a)          Form F-1 Demand.  If at any time after one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from (1) Holders of a majority of the Registrable Securities (ignoring, for such purpose, but only (A) prior to the exercise of the demand right under clause (2) below, or (B) after an exercise of the demand right under clause (2) below in which none of the Registrable Securities underlying Series F Preferred Shares and requested to be included therein were not excluded from registration (‘cutback’) in accordance with Section 2.3(a)(i) below), any Registrable Securities then outstanding that were issued or are issuable upon conversion or in respect of any Series F Preferred Shares) then outstanding or (2) Holders of Registrable Securities then outstanding and constituting the Special F Majority (as defined in the Articles) that the Company file a Form F-1 registration statement with respect to (x) at least a majority of the Registrable Securities then outstanding or (y) Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $10 million, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, use commercially reasonable efforts to file a Form F-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(b)          Form F-3 Demand.  If at any time when it is eligible to use a Form F-3 registration statement, the Company receives a request from (1) Holders of at least 25 percent (25%) of the Registrable Securities (ignoring, for such purpose, but only (A) prior to the exercise of the demand right under clause (2) below, or (B) after an exercise of the demand right under clause (2) below in which none of the Registrable Securities underlying Series F Preferred Shares and requested to be included therein were not excluded from registration (‘cutback’) in accordance with Section 2.3(b)(i) below), any Registrable Securities then outstanding that were issued or are issuable upon conversion or in respect of any Series F Preferred Shares) then outstanding or (2) Holders of Registrable Securities then outstanding and constituting the Special F Majority, that the Company file a Form F-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $2 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, use commercially reasonable efforts to file a Form F-3 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1 and Section 2.3.

(c)          Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1, a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors (the “Board”), it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other shareholder during such one hundred twenty (120) day period other than an Excluded Registration.

(d)          The Company shall not be obligated to effect, or to take any action to effect, (i) any registration pursuant to Section 2.1(a) - during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) any registration pursuant to Section 2.1(a)(1) - after the Company has effected three registrations pursuant to Section 2.1(a)(1); (iii) any registration pursuant to Section 2.1(a)(2) - after the Company has effected one registration pursuant to Section 2.1(a)(2); or (iv) any registration pursuant to Section 2.1(a) - if the Initiating Holders propose to dispose of shares of Registrable Securities that all of which may be immediately registered on Form F-3 pursuant to a request made pursuant to Section 2.1(b).

(e)          The Company shall not be obligated to effect, or to take any action to effect, (i) any registration pursuant to Section 2.1(b) - during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) any registration pursuant to Section 2.1(b)(1) - if the Company has effected three registrations pursuant to Section 2.1(b)(1) within the twelve (12) month period immediately preceding the date of such request; or (iii) any registration pursuant to Section 2.1(b)(2) - if the Company has effected one registration pursuant to Section 2.1(b)(2) within the twelve (12) month period immediately preceding the date of such request.  A registration shall not be counted as “effected” for purposes of this Section 2.1(b) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

2.2.          Company Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for shareholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration.  Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.  The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6 (ignoring, for such purpose, any reference to Selling Expenses thereunder).

2.3.          Underwriting Requirements.

(a)          If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice.  The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.  Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, as follows: (i) first, that number of the Registrable Securities, which were requested to be included in such registration and are underlying Series F Preferred Shares, allocated among the requesting Holders in proportion (as nearly as practicable) to the number of Registrable Securities, which are underlying Series F Preferred Shares, then owned by each Holder or in such other proportion as shall mutually be agreed to by all such requesting applicable Holders, provided however that such total number of Registrable Securities does not exceed 40% of the maximum total Registrable Securities to be included in such registration (in the opinion of the underwriters); (ii) second, that number of the Registrable Securities, which were requested to be included in such registration and are underlying Series E Preferred Shares, allocated among the requesting Holders in proportion (as nearly as practicable) to the number of Registrable Securities, which are underlying Series E Preferred Shares, then owned by each Holder or in such other proportion as shall mutually be agreed to by all such requesting applicable Holders, provided however such total number of Registrable Securities does not exceed 30% of the maximum total Registrable Securities to be included in such registration (in the opinion of the underwriters); (iii) third, that number of the Registrable Securities, which were requested to be included in such registration and are underlying Series D Preferred Shares, allocated among the requesting Holders in proportion (as nearly as practicable) to the number of Registrable Securities, which are underlying Series D Preferred Shares, then owned by each Holder or in such other proportion as shall mutually be agreed to by all such requesting applicable Holders, provided however such total number of Registrable Securities does not exceed 30% of the maximum total Registrable Securities to be included in such registration (in the opinion of the underwriters); and thereafter (iv) if applicable, that number of the remaining Registrable Securities, which were requested to be included in such registration, allocated among the requesting Holders in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(b)          In connection with any offering involving an underwriting of shares of the Company’s share capital pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering (after inclusion in such registration of all of the Company’s securities requested to be included therein) shall be allocated among the selling Holders as follows: (i) first, that number of the Registrable Securities, which were requested to be included in such registration and are underlying Series F Preferred Shares, allocated among the requesting Holders in proportion (as nearly as practicable) to the number of Registrable Securities, which are underlying Series F Preferred Shares, then owned by each Holder or in such other proportion as shall mutually be agreed to by all such requesting applicable Holders, provided however that such total number of Registrable Securities does not exceed 40% of the maximum total Registrable Securities to be included in such registration (in the opinion of the underwriters); (ii) second, that number of the Registrable Securities, which were requested to be included in such registration and are underlying Series E Preferred Shares, allocated among the requesting Holders in proportion (as nearly as practicable) to the number of Registrable Securities, which are underlying Series E Preferred Shares, then owned by each Holder or in such other proportion as shall mutually be agreed to by all such requesting applicable Holders, provided however such total number of Registrable Securities does not exceed 30% of the maximum total Registrable Securities to be included in such registration (in the opinion of the underwriters); (iii) third, that number of the Registrable Securities, which were requested to be included in such registration and are underlying Series D Preferred Shares, allocated among the requesting Holders in proportion (as nearly as practicable) to the number of Registrable Securities, which are underlying Series D Preferred Shares, then owned by each Holder or in such other proportion as shall mutually be agreed to by all such requesting applicable Holders, provided however such total number of Registrable Securities does not exceed 30% of the maximum total Registrable Securities to be included in such registration (in the opinion of the underwriters); and thereafter (iv) if applicable, that number of the remaining Registrable Securities, which were requested to be included in such registration, allocated among the requesting Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders.  Notwithstanding the foregoing, in no event shall the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering. For purposes of the provision in thisSection 2.3(b)concerning apportionment, for any selling Holder, such Holder and the Permitted Transferees of such Holder shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)          For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4.          Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)          prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Ordinary Shares (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form F-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to thirty (30) days, if necessary, to keep the registration statement effective until all such Registrable Securities are either sold or may be sold;

(b)          prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)          furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)          use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities and/or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)          in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)           use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)          provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)          use its commercially reasonable efforts to obtain and furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to Section 2, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities, provided that the delivery of any “10b-5 statement” and opinion may be conditioned on the prior or concurrent delivery of a comfort letter pursuant to subsection (ii) below, and (ii) a letter dated such date, from the independent certified public accountants of the Company (to the extent deliverable in accordance with their professional standards), in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities; provided, that the Company shall only be required to comply with this clause (h) in connection with an underwritten offering and subject to each selling Holder to whom the comfort letter is addressed providing a customary representation letter to the independent registered public accounting firm of the Company in form and substance reasonably satisfactory to such accountants;

(i)           promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(j)           notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(k)          after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5.          Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6.          Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for all the selling Holders(“Selling Holders Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Initiating Holders (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the applicable Initiating Holders agree to forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b).  All Selling Expenses other than reasonable fees and disbursements of Selling Holders Counsel relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7.          Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8.          Indemnification.  If any Registrable Securities are included in a registration statement under this Section 2:

(a)          To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and shareholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)          To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)          Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)          To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)          Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)           Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9.          Reports Under Exchange Act.  With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F‑3, the Company shall:

(a)          make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)          file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)          furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F‑3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form F‑3 (at any time after the Company so qualifies to use such form).

2.10.        Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder the right to include securities in any registration other than on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include.

2.11.        “Market Stand‑off” Agreement.  In connection with the IPO, each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of Ordinary Shares or any other equity securities under the Securities Act on a registration statement on Form F-1, or Form F-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed  one hundred eighty (180) days in the case of the IPO), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Ordinary Shares (held immediately before the effective date of the registration statement for such offering) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash, or otherwise.  The foregoing provisions of this Section 2.11 (1) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family or to Permitted Transferees of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (2) shall not be construed as to prohibit or limit the exercise during such period of warrants or options to purchase shares of the Company, and (3) shall be applicable to the Holders only if all officers, directors and shareholders individually owning more than one percent (1%) of the Company’s outstanding Ordinary Shares (after giving effect to conversion into Ordinary Shares of all outstanding Preferred Shares) are subject to the same restrictions. The underwriters in connection with such registration are intended third‑party beneficiaries of this Section 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were parties hereto.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto.  Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.12.        Registration Outside the U.S.          The provisions of Section 2 hereof shall apply also, mutatis mutandis, to any registration of shares of the Company in any jurisdiction other than the U.S. and all references to U.S. laws and regulations shall be deemed as made to the applicable relevant laws.

2.13.        Termination of Registration Rights.  The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon the earliest to occur of:

(a)          the closing of a Deemed Liquidation (other than a Non-Liquidity Event, as defined in the Articles); and

(b)          such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and

(c)          the 7th anniversary of the IPO.

3.	Information Rights.

3.1.          Delivery of Financial Statements.  The Company shall deliver to each Major Investor:

(a)          as soon as practicable, but in any event within 50 days after the end of each fiscal year of the Company, financial statement for such fiscal year, prepared in accordance with International Financial Reporting Standards (“IFRS”), audited by an accounting firm associated with one of the “Big 4” international accounting firms;

(b)          as soon as practicable, but in any event within 35 days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited financial statements for such fiscal quarter, prepared in accordance with IFRS, consistently applied with prior practices for earlier periods, reviewed by such “Big 4” international accounting firm;

(c)          as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board and prepared on a quarterly basis;

(d)          as soon as practicable following such Major Investor's request, but in any event within 7 days (or, if such requested information is not readily available for delivery or requires certain preparation or compilation by or on behalf the Company, then as soon as practicably thereafter), such other information relating to the financial condition, business, prospects, or corporate affairs of the Company and its subsidiaries as any Major Investor may from time to time reasonably request for purposes of good faith compliance with any disclosure obligation or requirement of such Major Investor under any applicable law or regulations; provided, however, that such Major Investor’s request will be made in the most limited scope as required for the purposes of compliance with such applicable law;

(e)          as soon as practicable following such Major Investor's request, but in any event within sixty (60) days after the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of share capital and securities convertible into or exercisable for share capital outstanding at the end of the period, the Ordinary Shares issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Ordinary Shares and the exchange ratio or exercise price applicable thereto, and the number of options (issued and not yet issued but reserved for issuance, if any), all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company on both issued and fully-diluted bases, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Without derogating from the foregoing, the Company shall deliver to any Investor which is either a public company, a regulated body or a provident fund (“Regulated Body”), as soon as practicable following such Investor's reasonable request, any information or report relating to the financial condition, business, prospects, or corporate affairs of the Company and its subsidiaries as may reasonably be requested by such Investor in order to comply with any obligation of such Investor under applicable law, including without limitation, Securities Laws, Stock Exchange rules and regulations and/or any request of the Stock Exchange, Securities Authority, Ministry of Finance or any other authority. Without derogating from the generality of the above, the Company was informed that such Regulated Bodies may be subject to the Securities Law, 5728-1968 and the regulations promulgated thereunder (together the “Securities Law”), as well as to the instructions of the professional staff of the Israel Securities Authority (the “Securities Authority”), and that the obligation of the Company under this paragraph is necessary in order to assist the Regulated Body to fulfill the aforementioned legal obligations.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes, based upon opinion of its counsel, it must do so to comply with the SEC rules applicable to such registration statement and related offering, except as required for a Regulated Body or any other Major Investor which is (or its controlling parent company is) a publicly traded company for purposes of compliance with its obligations under applicable law or regulations to issue annual, quarterly or other periodic reports; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2.          Inspection.  The Company shall permit each Major Investor and its representative (provided that the Board has not reasonably determined that such Major Investor is a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its representatives, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a customary form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3.          Accounting. The Company will maintain and cause each of its subsidiaries to maintain a system of accounting established and administered in accordance with IFRS consistently applied, and will set aside on its books and cause each of its operating subsidiaries to set aside on its respective books all such proper reserves as shall be required by IFRS.

3.4.          Termination of Information Rights.  The covenants set forth in Section 3.1 and Section 3.2 shall terminate and be of no further force or effect upon the earlier of the consummation of a Qualified IPO or a Deemed Liquidation under Article 6.5 thereof (as such terms are defined in the Articles), whichever event occurs first, subject to and immediately prior to the closing thereof.

3.5.          Confidentiality.  Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company (whether pursuant to the terms of this Agreement or otherwise) (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach by such Investor of any confidentiality obligation), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.5; (iii) to any existing or prospective Affiliate, partner, member, shareholder, or wholly-owned subsidiary of such Investor in the ordinary course of business, provided thatsuch Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required for purposes of compliance by such Investor with any disclosure obligation or requirement of such Investor (or its controlling parent company) under applicable law or regulations, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. The members of the Board (including for such purpose, any observer to the Board) may share information regarding the Company’s operating plans and budgets with the shareholders who appointed them, subject to enforceable confidentiality agreement, in a customary form acceptable to the Company.

3.6.          Dividend Policy. As soon as is reasonably practicable after the end of each fiscal year and at such other time(s) as the Board shall specify, the Board shall consider the distribution of some or all of the profits of the Company available for distribution to the shareholders. The Board may, in making that determination, take into account the provisions of applicable law and the reasonable financial requirements of the Company. Notwithstanding the foregoing, until the payment in full to the holders of Series F Preferred Shares of their entire Preference F Amounts (as defined in the Articles), if, at any time, the Company grants an exclusive license of its intellectual property or assets and pursuant to such transaction, the Company has actually received non-refundable and non-contingent cash (revenues and/or receipts) in an amount which shall exceed US$ 50 Million (after deduction of VAT and any amounts paid in consideration for manufacturing, research and/or development and other third party expenses and royalties), then to the extent permitted under applicable law, and unless the Special F Majority otherwise agree, the shareholders will recommend to the Board to distribute, in accordance with the Dividend Provisions in the Articles (Article 5.3.1), the balance of all of its distributable profits accumulated and undistributed in respect of prior periods to that date BUT after allowing for and/or deducting the Company’s budgeted expenditure for the next ensuing twenty-four (24) months. This section will expire upon the consummation of a Qualified IPO.

4.	Bring Along; Stand-still.

4.1.          Bring Along. Each Investor hereby agrees to be bound by, and further undertakes to comply in a timely manner and in all respects with, the terms and conditions of the Bring Along provisions set forth in Article 18.4 of the Articles.

4.2.          Stand-still. Notwithstanding anything to the contrary contained in the Articles, Novartis’ and its Affiliates’ (collectively, the “Stand-Still Shareholders Group”) holding percentage in Company’s issued and outstanding share capital on an as-converted basis, at any time, shall be limited such that, unless approved by the holders of at least a majority of the voting power represented by the then issued and outstanding Preferred Shares (treated together as a single class, on an as-converted basis, without taking into account any Preferred Shares held by Novartis or any of its Affiliates), (i) in no event (whether pursuant to the purchase of shares or rights thereto from the Company, directly or by exercising preemptive rights pursuant to the Articles or similar participation rights, or from any shareholder of the Company (whether directly, by exercising first refusal rights pursuant to the Articles or otherwise), or by the conversion of any Convertible Securities or Options (as such terms are defined in the Articles) or the application of any anti-dilution protection, or by entering into any voting or similar agreement with any holder of an equity interest in the Company (other than voting undertakings actually taken by the holders of substantially all of the shares of the Company on a Fully Diluted Basis), or otherwise) shall Novartis and/or its Affiliates hold Ordinary Shares, Options or Convertible Securities (as such terms are defined in the Articles) constituting more than the Novartis Permitted Percentage of the issued and outstanding share capital of the Company (as defined below), and (ii) any issuance by the Company or Transfer (as defined in the Articles) by any party to Novartis or its Affiliates of any Ordinary Shares, Options or Convertible Securities, in a number that will result in Novartis and its Affiliates holding, in the aggregate, more than Novartis Permitted Percentage of the Company’s issued and outstanding share capital, shall be null and void and shall not be recorded by the Company in its corporate records; provided, however, that nothing herein shall require Novartis or its Affiliates to sell or Transfer (a) any of the shares that have been issued to Novartis pursuant to those certain Investment Agreements by and between the Company and Novartis dated August 18, 2014 and October 9, 2015 and by and between the Company, Novartis and other investors dated June 18, 2017,  nor any of the Ordinary Shares that are issuable to Novartis upon an exercise of the Ordinary Shares Warrant Agreement by and between the Company and Novartis dated September 1, 2014 or the Series F-2 Preferred Shares issuable upon exercise of the Warrant Agreement by and between the Company and Novartis dated July 3, 2017 in order to keep the Permitted Percentage. The "Novartis Permitted Percentage" shall mean the lesser of (i) 19.90% of the issued and outstanding share capital of the Company, or (ii) 19.90% of the voting power represented by the issued and outstanding share capital of the Company on an as-converted basis.

5.	Miscellaneous.

5.1.          Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of Registrable Securities that (i) is a Permitted Transferee of a Holder or (ii) is a Major Investor or becomes a Major Investor as a result of such transfer or assignment; provided, however, that (x) the Company is, as a condition to such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such rights are being transferred or assigned; and (y) such transferee or assignee agrees in a written instrument delivered to the Company, to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 2.11above.  For the purposes of determining the percentage of voting power held by a transferee, the holdings of a transferee that is a Permitted Transferee of a Holder shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

5.2.          Governing Law; Jurisdiction.  This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Israel, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Israel.  Any dispute arising under or in relation to this Agreement shall be resolved exclusively in the competent court located in Tel Aviv-Jaffa, Israel, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such court.

5.3.          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.4.          Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5.          Notices. Any notice and other communication required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing,  mailed by registered or certified mail, postage prepaid, or prepaid express courier service, transmitted by facsimile or email, or otherwise delivered by hand or by messenger, addressed to such party's address as set forth below, and will be effective and deemed given to such party on the earliest of the following: (a) the date of personal delivery (or refusal to receive); (b) one (1) Business Day (as defined in the Investment Agreement) after transmission via email, except where a notice is received stating that such email has not been successfully delivered); (c) one (1) Business Day after deposit with a return receipt express courier service; or (d) three (3) Business Days after deposit in local mail for registered or certified mail. All notices not delivered personally or by facsimile or email will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 5.5.

5.6.          Amendments and Waivers.  Notwithstanding anything to the contrary contained in this Section 5.6 or elsewhere in this Agreement, this Agreement shall terminate automatically upon a Deemed Liquidation event. Any term of this Agreement may be amended or terminated, only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding, (i) except for the provisions set forth in Section 3 above (Information Rights) which may be amended or terminated only with the written consent of the Company and the holders of at least 70% of the Registrable Securities then outstanding (which 70% majority shall include the Special F Majority (as defined in the Articles)), and (ii) except for any rights that are specifically granted in this Agreement to the Series F Preferred Shares (and not merely by virtue of the inclusion of such shares within a group that also includes other shares, such as being included within the definition of Preferred Shares) (the “Series F Rights”), which may be amended or terminated only with the written consent of the Company and the Special F Majority, provided that no consent under this clause (ii) shall be required if such amendment or termination is made in connection with External Financing(s) (as defined in the Articles) in which (A) the rights of the Series F Preferred Shares are adversely affected in a manner that is proportionate to any adverse effect such amendment or termination would have on the rights hereunder of the other Preferred Shares then outstanding and (B) the percentage of participation of the Series F Preferred Shares in case of a ‘cutback’ under Section 2.3(a)(i) and 2.3(b)(i) above are reduced by not more than 50%. The observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company (if such term inures to the benefit of the Company) and/or the holders of at least a majority of the Registrable Securities then outstanding (if such term inures to the benefit of the Investors), (i) except that the observance of the provisions set forth in Section 3 above (‘Information Rights’) may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company (if such term inures to the benefit of the Company) and/or (if such term inures to the benefit of the Investors) the holders of at least 70% of the Registrable Securities then outstanding (which 70% majority shall include the Special F Majority), and (ii) except that the observance of the provisions setting forth the Series F Rights may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the holders of the Special F Majority if such waiver is made in connection with External Financing(s) (as defined in the Articles) in which (A) the rights of the Series F Preferred Shares are adversely affected in a manner that is proportionate to any adverse effect such waiver would have on the rights of the other Preferred Shares then outstanding under this Agreement and (B) the percentage of participation of the Series F Preferred Shares in case of a ‘cutback’ under Section 2.3(a)(i) or 2.3(b)(i) above are reduced by not more than 50%; provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.  Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion.  The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver.  Any amendment, termination, or waiver effected in accordance with this Section 5.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

5.7.          Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

5.8.          Aggregation of Shares.  All Registrable Securities held or acquired by Permitted Transferees shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Permitted Transferees may apportion such rights as among themselves in any manner they deem appropriate.

5.9.          Additional Investors.  Notwithstanding anything to the contrary contained herein, if the Company issues additional Preferred Shares after the date hereof, whether pursuant to the Investment Agreement or otherwise, to a purchaser approved in advance and in writing by the Company and the holders of at least a majority of the Registrable Securities then outstanding, then such preapproved purchaser of Preferred Shares may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement with the Company, and agreeing in writing to be bound by all of the obligations as an “Investor” hereunder, whereupon Schedule A attached hereto shall be updated to include such additional Investor, and thereafter such preapproved purchaser shall be deemed an “Investor” for all purposes hereunder.

5.10.        Entire Agreement.  This Agreement (including any Schedules hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties (including without limitation the Prior Agreement (excluding those provisions thereof that terminate any prior agreements or rights) is expressly terminated and no further force and effect.

5.11.        Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.12.        Further Action.  Each of the parties shall take such actions, including the execution and delivery of further instruments and voting its shares in the Company, as may be necessary to give full effect to the provisions hereof and to the intent of the parties hereto.

5.13.        Acknowledgment.  The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company.  Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

The Company:

Gamida Cell Ltd.
By:	/s/ Yael Margolin
Chief Executive Officer

[Gamida Cell Ltd./ Signature Page to
Amended & Restated Investors' Rights Agreement / 2017]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

The Investors:

Shavit Capital Fund III (US), L.P.		Shavit Capital Fund IV (US), L.P.

By: Shavit Capital Fund 3 GP, LP		By: Shavit Capital Fund 4 GP, LP
By: Shavit Capital Management 3 (GP) Ltd., its general partner:		By: Shavit Capital Management 4 (GP) Ltd., its general partner:

By (sign name):	/s/ Gary Leibler	By (sign name):	/s/ Gary Leibler
Print Name: Gary Leibler	Print Name: Gary Leibler
Title: Director	Title: Director

Shavit Capital Fund 3 (Israel), L.P.		Shavit Capital Fund 4 (Israel), L.P.

By: Shavit Capital Fund 3 GP, LP		By: Shavit Capital Fund 4 GP, LP
By: Shavit Capital Management 3 (GP) Ltd., its general partner:		By: Shavit Capital Management 4 (GP) Ltd., its general partner:

By (sign name):	/s/ Gary Leibler	By (sign name):	/s/ Gary Leibler
Print Name: Gary Leibler		Print Name: Gary Leibler
Title: Director		Title: Director

Gabriel Capital Management Ltd.

By (sign name):	/s/ Gary Leibler
Print Name: Gary Leibler
Title: Director

[Gamida Cell Ltd./ Signature Page to
Amended & Restated Investors' Rights Agreement / 2017]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

The Investors (continued):

SMARTMIX LIMITED

By:	/s/ Benny Chong
(Name & Title of Signatory)
Name: Benny Chong
Title: Director

[Gamida Cell Ltd./ Signature Page to
Amended & Restated Investors' Rights Agreement / 2017]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

The Investors (continued):

ISRAEL BIOTECH FUND I, L.P.

By its general partner:

ISRAEL BIOTECH FUND GP PARTNERS, L.P.

By its general partner:

I.B.F. Management, Ltd.

By:	/s/ Yuval Cabiily

Name: Yuval Cabiily
Title: Director

[Gamida Cell Ltd./ Signature Page to
Amended & Restated Investors' Rights Agreement / 2017]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

The Investors (continued):

YELIN-LAPIDOT PROVIDENT FUNDS MANAGEMENT LTD.
(as fiduciary manager solely on behalf of certain managed provident funds)

By:	/s/ Orit Oren
(Name & Title of Signatory)
Orit Oren
Portfolio Manager

/s/ Sany Zelka
Sany Zelka
Co-CEO

[Gamida Cell Ltd./ Signature Page to
Amended & Restated Investors' Rights Agreement / 2017]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

The Investors (continued):

C.C.R Trustees in Investments (as trustee for certain investors)

By:	[Illegible Signature]
(Name & Title of Signatory)

 [Gamida Cell Ltd./ Signature Page to
Amended & Restated Investors' Rights Agreement / 2017]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

The Investors (continued):

NOVARTIS PHARMA AG

By:	[Illegible Signature]
Head Strategic Venture Capital Fund & Pharma Equities
(Name & Title of Signatory)

By:	/s/Klupp Jochen
(Name & Title of Signatory)

[Gamida Cell Ltd./ Signature Page to
Amended & Restated Investors' Rights Agreement / 2017]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

The Investors (continued):

Clal Biotechnology Industries		Bio Medical Investment (1997) Ltd.

/s/Assaf Segal		/s/Assaf Segal
By:	Assaf Segal, CFO	By:	Assaf Segal, CFO
(Name & Title of Signatory)		(Name & Title of Signatory)

/s/ Ofer Goldberg		/s/ Ofer Goldberg
By:	Ofer Goldberg, VP	By:	Ofer Goldberg, VP
(Name & Title of Signatory)		(Name & Title of Signatory)

[Gamida Cell Ltd./ Signature Page to
Amended & Restated Investors' Rights Agreement / 2017]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

The Investors (continued):

Israel HealthCare Ventures 2 LP Incorporated (IHCV II)

By:	/s/ P.M. Whitford
(Name & Title of Signatory)

P.M. Whitford – Director
IHCV2 General
Partner Limited

[Gamida Cell Ltd./ Signature Page to
Amended & Restated Investors' Rights Agreement / 2017]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

The Investors (continued):

Joseph Investment LLC

By:	[Illegible Signature]
(Name & Title of Signatory)

 [Gamida Cell Ltd./ Signature Page to
Amended & Restated Investors' Rights Agreement / 2017]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

The Investors (continued):

Your Niece Ltd. (on its own behalf and in trust)

By:	/s/ Alan Glasenberg
(Name & Title of Signatory)

Alan Glasenberg
President

 [Gamida Cell Ltd./ Signature Page to
Amended & Restated Investors' Rights Agreement / 2017]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

The Investors (continued):

GC-SC Holdings LLC

By:	/s/ Irene Susmano
(Name & Title of Signatory)

Irene Susmano
VP

 [Gamida Cell Ltd./ Signature Page to
Amended & Restated Investors' Rights Agreement / 2017]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

The Investors (continued):

Ligon 205 Pty Ltd ATF The Summit Road Investment Trust

/s/ Bruce Fink

By:	Mr. Bruce Fink, Director of Trustee
(Name & Title of Signatory)

 [Gamida Cell Ltd./ Signature Page to
Amended & Restated Investors' Rights Agreement / 2017]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

The Investors (continued):

/s/ Harry Grynberg
Harry Grynberg

 [Gamida Cell Ltd./ Signature Page to
Amended & Restated Investors' Rights Agreement / 2017]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

The Investors (continued):

Do-Tsach Ltd.

By:	[Illegible Signature]
(Name & Title of Signatory)

 [Gamida Cell Ltd./ Signature Page to
Amended & Restated Investors' Rights Agreement / 2017]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

The Investors (continued):

/s/ Gary Leibler
Gary Leibler

 [Gamida Cell Ltd./ Signature Page to
Amended & Restated Investors' Rights Agreement / 2017]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

The Investors (continued):

Nordea Bank SA	Federman Enterprises Ltd

By:	By:
(Name & Title of Signatory)	(Name & Title of Signatory)

Lerosh Investments Ltd.	Indufin SA

By:	By:
(Name & Title of Signatory)	(Name & Title of Signatory)

Vintage Venture Partners, L.P.	Vintage Venture Partners (Parallel), L.P.

By:	By:
(Name & Title of Signatory)	(Name & Title of Signatory)

Vintage Venture Partners (Israel), L.P.	Vintage Venture Partners III (Cayman), L.P.

By:	By:
(Name & Title of Signatory)	(Name & Title of Signatory)

Vintage Venture Partners III (Israel), L.P.

By:
(Name & Title of Signatory)

[Gamida Cell Ltd./ Signature Page to
Amended & Restated Investors' Rights Agreement / 2017]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

The Investors (continued):

Atara Technology Ventures Ltd.	Caremi Partners Ltd.

By:	By:
(Name & Title of Signatory)	(Name & Title of Signatory)

Rose Nominees Ltd.	Byrthen Holdings Limited

By:	By:
(Name & Title of Signatory)	(Name & Title of Signatory)

Sheipaula Ltd.	Dagon Batey Mamgurot LeIsrael Ltd.

By:	By:
(Name & Title of Signatory)	(Name & Title of Signatory)

Paramar Limited	Whitehall Financial Group Inc.

By:	By:
(Name & Title of Signatory)	(Name & Title of Signatory)

/s/Elie Zilkha
Elie Zilkha	Meir Riba

[Gamida Cell Ltd./ Signature Page to
Amended & Restated Investors' Rights Agreement / 2017]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

The Investors (continued):

Sage Holding Inc.	Socingestao Sociedade Independente de Gestao Limited

By:	By:
(Name & Title of Signatory)	(Name & Title of Signatory)

Denali Ventures LLC	Atlas Capital SA.

By:	By:
(Name & Title of Signatory)	(Name & Title of Signatory)

Auriga Ventures	B.J.Gottstein, LLC

By:	/s/ S. Descarpentries	By:
(Name & Title of Signatory)	(Name & Title of Signatory)

S. Descarpentries
Managing Partner
/s/ Meir Shani
Meir Shani

[Gamida Cell Ltd./ Signature Page to
Amended & Restated Investors' Rights Agreement / 2017]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

The Investors (continued):

Ariel Landau		Amir Beker

Elbit Cord Blood Limited Partnership		Goldwaser Investment and Management Ltd.

By:	/s/ Doron Moshe
Doron Moshe		By:	/s/ Benad Goldwasser
(Name & Title of Signatory)

By:	/s/ Yael Naftali
Yael Naftali

/s/ Benad Goldwasser
Benad Goldwasser		Ehud Gilboa

Amgen Inc.
Yoseph Shimony
(in trust for Alejandro and Lida Zaffaroni)
By:
(Name & Title of Signatory)

[Gamida Cell Ltd./ Signature Page to
Amended & Restated Investors' Rights Agreement / 2017]

Schedule A - Investors Information

Investor	Address
Shavit Capital Fund III (US), L.P.	c/o Shavit Capital Jerusalem Technology Park – Malha Building 1B, Box 70 Jerusalem, Israel 96951 Fax: 972-2-649-0401
Shavit Capital Fund 3 (Israel), L.P.
Shavit Capital Fund IV (US), L.P.
Shavit Capital Fund 4 (Israel), L.P.
Gabriel Capital Management Ltd.
YELIN-LAPIDOT PROVIDENT FUNDS MANAGEMENT LTD. in its capacity as fiduciary manager solely on behalf of certain managed provident funds	Migdal Al, 50 Dizengoff St. Tel Aviv, 6433222 Israel Fax – 972-37132322 Attn.: Itay Danieli e-mail: itayd@yl-invest.co.il

C.C.R Trust in Investments Ltd. (as trustee)	c/o Chaikin Cohen Rubin & Co. Kiryat Atidim, Bldg. 4, PO 58143 Tel-Aviv, 6158002, Israel Fax: 03-6489946 Attn.: Dov Gutmman, CPA dov@ccrcpa.co.il

SMARTMIX LIMITED	c/o VMS Investment Group 49/F, One Exchange Square 8 Connaught Place, Central, Hong Kong Fax: +852 2996 2101 Attn.: Andrew Ng; Jason Ho email: andrewng@vmsig.com; jasonh@vmsig.com

Israel Biotech Fund I, L.P.	Ruhrberg Science Center Pekeris 3, Rehovot Israel 7670203 Fax: + 97237617730 Attn.: Sarit Steinberg, Adv., General Counsel email: Sarit@IsraelBiotechFund.com

Novartis Pharma AG	Lichstrasse 35 Postfach Legal Department Forum 2.6.16A Ch-4002 Basel Switzerland Attn.: General Counsel email: harshad.vaidya@novartis.com

Investor	Address
Clal Biotechnology Industries Ltd.	3 Azrieli Center, Triangle Tower 132 Menachem Begin St. Tel Aviv 6702301, Israel Fax. +972 3 6124545 Attn.: Shiran Manor, Adv. or Assaf Segal, CFO email: Shiran@cbi.co.il; Assaf@cbi.co.il
Bio Medical Investment (1997) Ltd.

Israel HealthCare Ventures 2 LP Incorporated (IHCV II)	c/o Israel Health Care Ventures Ltd. 32 Habarzel St., Tel Aviv, 69710, Israel Fax: +972-3-6488474 Attn. : Dr. Hadar Ron, Managing Partner email: hron@ihcv.co.il

Joseph Investment LLC	c/o Tag Associates 810 Seventh Avenue, 7th Floor New York, NY 10019-5890 USA Attn: Clara Wong, cwong@tagassoc.com

Your Niece Ltd. (on its own behalf and in trust)	150 Signet Drive Toronto, ON M9L 1T9, Canada Attn: Jonathan Grauman, jgrauman@sherfam.com

GC-SC Holdings LLC	655 Third Avenue, 28th Floor New York, NY 10017 Attn: Irene Susmano, isusmano@arcny.com

Ligon 205 Pty Ltd ATF The Summit Road Investment Trust	Level 6, 77 Castlereagh Street Sydney, NSW 2000 Australia Attn: Bruce Fink, bfink@bickhamcourt.com.au

Harry Grynberg
Ephraim Abramson & Co.
Beit Hatayelet
2 Beitar Street, 3rd Floor
Jerusalem 93386 Israel
Fax: (+972) 2 565 4001
Attn.: Harry Grynberg, Adv. and Ami Hordes, Adv.
E-mail: hgrynberg@abramson-law.co.il and ahordes@abramson-law.co.il

Do-Tsach Ltd.	19 Kehilat Odesa Tel-Aviv 6951911 Israel

Investor	Address
Gary Leibler	c/o Shavit Capital Fund 4 (Israel), L.P. (at the address above)

Yoseph Shimony (in trust for Alejandro and Lida Zaffaroni)	5 Bedner, Ramat Gan, Israel Fax: 972-3-6116610 e-mail: yossi@shimony.com

Nordea Bank SA	Nordea Bank SA 532 Postfach St., Zuerich 8039, Suisse e-mail: Oscar.lewisonn@soditic.co.uk Attntion: Oscar Lewisonn

Lerosh Investments Ltd.	9 Ehad Ha’am St., Tel-Aviv 61291, Israel Fax: 972-3-5168188 e-mail: leroshinvest@lerosh.co.il Attention: Ms. Ruthi Gorenshtein

Indufin SA	Interleuvenlaan 15/D1, Heverlee 3001, Belgium Fax: +32-(0)16-39 30 49 e-mail: evelyne.ackermans@indufin.be Attention: Evelyn Ackerman

Vintage Venture Partners, L.P.	Aba Even 12, Hertzelia, Israel Fax: +972-9 9541012 e-mail:alanf@vintage-ip.com Attention: Alan Feld
Vintage Venture Partners (Parallel), L.P.
Vintage Venture Partners (Israel), L.P.
Vintage Venture Partners III (Cayman), L.P.
Vintage Venture Partners III (Israel), L.P.
Federman Enterprises Ltd	Hayarkon 99, Tel Aviv Israel e-mail: tzvika@federmann-ent.com Attention: Tsvika Federman

Atara Technology Ventures Ltd.	Hashalom 53, Givataaim, Israel e-mail: Sharonf3@fnx.co.il / yanivc2@fnx.co.il Attention: David Federman

Caremi Partners Ltd.	American Lane 2, GreenWich, Connecticut, U.S.A e-mail: sruchefsky@paloma.com Attention: Steven Ruchefsky

Rose Nominees Ltd.	The Grange, Rosenheath, P.O. Box 25, St. Peter Port, Guernsey, Channel Islands Fax: +44 1 481 714 796 e-mail: subs@gg.butterfieldgroup.com Attention: Maxine Vaudin

Investor	Address
Meir Riba	Mishael 4, Holon Israel 5883815 e-mail: eldadhadani@gmail.com / meirriba@orange.net.il Attention: Meir Riba

Sheipaula Ltd.	18 Luard Road, 1 Capital Place, Unit A, 19/F Wanchai, Hong Kong e-mail: jmd@floridienne.be Attention: Jean Marie Delwart

Dagon Batey Mamgurot LeIsrael Ltd.	P.O.Box 407, Haifa 3100301, Israel e-mail: aamit@dagon.co.il Attention: Amnon Amit

Paramar Limited	c/o Sodipra SA, 114 Rue du Rhone, Geneve 1204, Suisse e-mail: karin.meier@sodipra.com Attention: Karin Meier

Whitehall Financial Group Inc.	711 Fifth Avenue, 16th fl., New York, NY 10022, USA Fax: 212-634-3312 e-mail: lgould@whitehallcap.com Attention: Mr. Leon Gould

Elie Zilkha	c/o Sodipra SA, 114 Rue du Rhone, Geneve 1204, Suisse e-mail: elie.zilkha@gmail.com Attention: Elie Zilkha

Byrthen Holdings Limited	c/o Edoardo Bugnone chemin des Sansonnets 11 1222 Vésena Switzerland Fax: +41792002511 e-mail: edbugnone@bluewin.ch

Ariel Landau	30 Yehiam St., Ramat Hasharon, Israel 4730128 Fax: +972-3-5409347 e-mail: meir@dardar.co.il / mspigelman@skzlaw.co.il/nforer@skzlaw.co.il Attention: Meir Burstin / Noam Forer / Michael Spigelman

Investor	Address
Socingestao Sociedade Independente de Gestao Limited	c/o Edoardo Bugnone chemin des Sansonnets 11 1222 Vésena Switzerland Fax: +41792002511 e-mail: edbugnone@bluewin.ch
Sage Holding Inc.	c/o Atlanticominium SA. 24 Route de Malagnou, Geneve 1211, Suisse e-mail: Jeremy.Smouha@gam.com Attention: Jeremy Smouha

Atlas Capital SA.	116 Rue du Rhone, Geneve 1204, Suisse e-mail: avy.lugassy@gva.hyposwiss.ch robert.dwek@gva.hyposwiss.ch Attention: Avy Luassy/ Robert Dwek

Meir Shani	1st Altalef stree, Yahud, Israel 5621601 Fax: +972 -35360332 e-mail: meir@saholdings.com Attention: Meir Shani

Amir Beker	9 Mivsa Uvda, street, Rosh Haayin, Israel e-mail: amirbeker@gmail.com Attention: Amir Beker

Denali Ventures LLC	City Gate 2, 22 Ben-Gurion St. Herzelia, Israel e-mail: kate@carrgottstein.com/ dave@carrgottstein.com Attention: Dave Le Clair

B.J.Gottstein, LLC	c/o Denali Ventures LLC, City Gate 2, 22 Ben-Gurion St., Herzelia, Israel e-mail: kate@carrgottstein.com / dave@carrgottstein.com Attention: Dave Le Clair

Auriga Ventures	18 Avenue Matignon 75008 Paris, France e-mail: elbez@aurigapartners.com / descarpentries@aurigapartner.com Attention: Franck Elbez / Sebastien Descarpentries

Elbit Cord Blood Limited Partnership	7 Motah Gur st. Petach Tikva , Isarel Fax: +972 -3-6086050 e-mail: doron@elbitimaging.com Attention: Doron Moshe

Investor	Address
Benad Goldwasser	6 Herzl Rosenbaum St. Apt. 6114, Tel Aviv, Israel Fax: +972 -3-5100868 e-mail: benadgold@gmail.com Attention: Benad Goldwasser
Goldwaser Investment and Management Ltd.

Ehud Gilboa	53 Hashsom street, Givaateim e-mail: gilboa@topnotchcapital.com

Amgen Inc.	One Amgen Center Drive, Thousand Oaks, CA 91320-1799, USA e-mail: munshi@amgen.com Attention: Abdul Safik Munshi